Exhibit 10.14

ZOMAX INCORPORATED

NONQUALIFIED STOCK OPTION AGREEMENT

                THIS AGREEMENT, made this ___ day of ________, 200_, by and between ZOMAX INCORPORATED, a Minnesota corporation (the “Company”), and ______________________ (the “Optionee”);

W I T N E S S E T H

                WHEREAS, the Optionee on the date hereof is an employee, officer, director, consultant or advisor of the Company or a Subsidiary of the Company; and

                WHEREAS, to induce the Optionee to further the Optionee’s efforts in its behalf, the Company desires to grant to the Optionee a nonqualified stock option to purchase shares of its Common Stock; and

                WHEREAS, on the date hereof, the Company’s Board of Directors (or, if so appointed and empowered by the Board, the Board’s Stock Option Committee) authorized the grant of this nonqualified stock option outside of any Company option plan to the Optionee;

                NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

                1.             Grant of Option.  The Company hereby grants to the Optionee, on the date of this Agreement, the Option to purchase _________ shares of Common Stock of the Company (the “Option Stock”) subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Paragraph 12 below.  This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

                2.             Option Price.  During the term of this Option, the purchase price for the shares of Option Stock granted herein is $_______ per share, subject only to adjustment of such price as provided in Paragraph 12 below.

                3.             Term of Option.  Unless terminated earlier under the provisions of Paragraphs 9, 10 or 11 below, this Option shall terminate as of the close of business on _____________, 20__.  This Option shall not be exercisable during the first year.  Thereafter, this Option shall become exercisable to the extent of ____________ shares on each of the first _______ anniversary dates of the date of grant until the earlier of the time this Option shall have become exercisable to the extent of one hundred percent (100%) of the total number of shares granted or its termination as provided herein.  If the Optionee does not purchase the full number of shares which the Optionee is entitled to purchase upon an exercise of this Option, the Optionee may purchase upon any subsequent exercise prior to the Option’s termination such previously unpurchased shares in addition to those the Optionee is otherwise entitled to purchase.

                4.             Personal Exercise by Optionee.  This Option shall, during the lifetime of the Optionee, be exercisable only by said Optionee, or by the Optionee’s guardian or other legal representative, and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

                5.             Manner of Exercise of Option.

                                a.             The Option may be exercised only by the Optionee (or other proper party in the event of death), subject to such administrative rules as the Board of Directors may deem advisable, by delivering a written notice of exercise to the Company at its principal office.  The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice.  The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement.  The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the exercise period as provided herein.

                                b.             Payment of the option price by the Optionee shall be in the form of cash, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof; provided, however, that the Board or any Committee appointed by the Board to administer this Agreement  may, in its sole discretion, limit the form of payment to cash or certified check and may exercise its discretion any time prior to the termination of this Option or upon any exercise of this Option by the Optionee.  Any stock so tendered as part of such payment shall be valued at its “fair market value” on the date of exercise.  For purposes hereof, if such stock is then reported in the national market system or is listed upon an established exchange or exchanges, “fair market value” of the Common Stock per share shall be the highest closing price of such stock in such national market system or on such stock exchange or exchanges on the date the Option is exercised or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock.  If such stock is not so reported in the national market system or listed upon an exchange, “fair market value” shall be the mean between the “bid” and “asked” prices quoted by a recognized specialist in the Common Stock of the Company on the date the Option is exercised, or if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes.  If such stock is not publicly traded as of the date the Option is granted, the “fair market value” of the Common Stock shall be determined by the Board in its sole discretion by applying principles of valuation with respect to the Option.   As soon as practicable after the effective exercise of all or any part of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

                6.             Employment; Rights as a Shareholder.  This Agreement shall not confer on the Optionee any right with respect to continuance of employment, if so employed, by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment.  The Optionee or a transferee of this Option shall have no rights as a shareholder with respect to any shares covered by this Option until the date of the issuance of a stock certificate for such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 12 below.

                7.             Withholding Taxes.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of this Option and to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Optionee.  If the Company is unable to withhold such federal and state taxes, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law.  The Optionee may, subject to the discretion of the Board of Directors or such other administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company’s Common Stock having a fair market value equal to such obligations.

                8.             Securities Law Compliance.  The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.  The Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for the Optionee’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

                9.             Termination of Relationship With Company (Other than Because of Death or Change of Control).  If the Optionee ceases to be an employee or director of or a consultant or advisor to the Company or any Subsidiary for any reason, other than because of a “change of control transaction” as described in Paragraph 10 or because of death, this Option shall completely terminate on the earlier of (i) the close of business on the one-month anniversary date of such termination of such relationship, and  (ii) the expiration date of this Option stated in Paragraph 3 above.  In such period following termination of such relationship, this Option shall be exercisable only to the extent the Option was exercisable on the date of termination of such relationship, but had not previously been exercised.

                10.          Change of Control.

                                a.             If the Optionee ceases to be an employee or director of or a consultant or advisor to the Company or any Subsidiary because of a “change of control transaction,” this Option shall completely terminate on the earlier of (i) the close of business on the one-month anniversary date of such termination of employment and (ii) the expiration date of this Option stated in Paragraph 3 above; provided, however, that if (a) such transaction is treated as a “pooling of interests” under generally accepted accounting principles and (b) the Optionee is an “affiliate” of the Company or Subsidiary under applicable legal and accounting principles, this Option shall completely terminate on the later of (A) the close of business on the one-month anniversary date of such termination or (B) the close of business on the date that is sixty (60) days after the date on which affiliates are no longer restricted from selling, transferring or otherwise disposing of the shares of stock received in the change of control transaction.

                                b.             In such period following the termination of the Optionee’s employment upon a change of control transaction, this Option shall be fully exercisable unless the acceleration of the exercisability of this Option has been prevented as provided in Paragraph 12, in which case, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised.  To the extent this Option was not exercisable upon termination of such relationship or if the Optionee does not exercise the Option within the time specified in this Paragraph 10, all rights of the Optionee under this Option shall be forfeited.

                                c.             For purposes of this Paragraph 10, a “change of control transaction” means an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture (including a spin-off) or liquidation of the Company.

                11.          Death of Optionee.  If the Optionee dies (i) while an employee or director of or consultant or advisor to the Company or any Subsidiary, or (ii) within the period of one month after the termination of the Optionee’s relationship with the Company or any Subsidiary as provided in Paragraph 9, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the Optionee’s death, and (ii) the expiration date under this Option.  In such period following the Optionee’s death, this Option may be exercised by the person or persons to whom the Optionee’s rights under this Option shall have passed by the Optionee’s will or by the laws of descent and distribution only to the extent the Option was exercisable on the date of death but had not previously been exercised.  To the extent this Option was not exercisable upon the Optionee’s death, or if the Option is not exercised within the time specified in this Paragraph 11, all rights under this Option shall be forfeited.

                12.          Recapitalizations, Sales, Mergers, Exchanges, Consolidations, Liquidation.

                                a.             Certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in the Optionee’s rights with respect to any unexercised portion of the Option (i.e., the Optionee shall have such “anti-dilution” rights under the Option with respect to such events, but shall not have “preemptive” rights).  In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock and the price per share thereof shall be adjusted by the Board to reflect such change.  Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

                                b.             In the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), this Option shall become immediately exercisable, whether or not the Option had become exercisable prior to the transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a “pooling of interests” basis and, in the opinion of the Company’s independent certified public accountants, accelerating the exercisability of the Option would preclude a pooling of interests under generally accepted accounting principles, the exercisability of this Option shall not accelerate.  In addition to the foregoing, in the event of such a transaction, the Board may provide for one or more of the following:

                                                                (i)  the complete cancellation of this Option if not exercised prior to a date specified by the Board (which date shall give the Optionee a reasonable period of time in which to exercise the Option prior to the effectiveness of such transaction);

                                                                (ii)  that the Optionee shall receive, with respect to each share of Option Stock subject to this Option, as of the effective date of any such transaction, cash in an amount equal to the excess of the fair market value of such Option Stock on the date immediately preceding the effective date of such transaction over the option price per share of the Option; provided that the Board may, in lieu of such cash payment, distribute to the Optionee shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein; or

                                                                (iii)  the continuance of this Option with respect to the exercise of the Option and provide to the Optionee the right to exercise this Option as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

                                c.             The Board may restrict the rights of or the applicability of this Paragraph 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of this Option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                13.          Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 hereof.

                IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

ZOMAX INCORPORATED

By

COMPANY

OPTIONEE